LETTER AGREEMENT

Russell Fund Services Company

1301 Second Avenue

18th Floor

Seattle, WA 98101

Re:	Administrative Agreement

This Letter Agreement relates to the Administrative Agreement between Russell Exchange Traded Funds Trust (“RET”) and Russell Fund Services Company (“RFSC”) dated April 15, 2011, as amended (the “Administrative Agreement”). RET advises you that it is liquidating each of the funds listed in Appendix A (the “Passively-Managed Funds”) and that RET desires to remove the Passively-Managed Funds from the Administrative Agreement as of the date of the liquidation of the funds.

Please indicate your acceptance to remove the Passively-Managed Funds from the Administrative Agreement by executing this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL EXCHANGE TRADED FUNDS TRUST

By:	/s/ Gregory Friedman
Gregory Friedman
President and Chief Executive Officer

Accepted this 28 day of October 2012.

RUSSELL FUND SERVICES COMPANY

By:	/s/ Mark Swanson
Mark Swanson
Director

APPENDIX A

Russell 1000 High Momentum ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Beta ETF

Russell 1000 Low Beta ETF

Russell 1000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Beta ETF

Russell 2000 Low Beta ETF

Russell 2000 High Volatility ETF

Russell Consistent Growth ETF

Russell Aggressive Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Low P/E ETF

Russell Equity Income ETF

Russell Contrarian ETF

Russell Small & Mid Cap Defensive Value ETF

Russell Small Cap Defensive Value ETF

Russell High Dividend Yield ETF

Russell Small Cap High Dividend Yield ETF

Russell International High Dividend Yield ETF

Russell Small Cap Consistent Growth ETF

Russell Small Cap Low P/E ETF

Russell Small Cap Contrarian ETF

Russell Small Cap Aggressive Growth ETF

Russell Developed ex-U.S. High Momentum ETF

Russell Developed ex-U.S. High Beta ETF

Russell Developed ex-U.S. Low Beta ETF

Russell Developed ex-U.S. High Volatility ETF

Russell Developed ex-U.S. Low Volatility ETF